EXHIBIT (e)(3)

AMENDED AND RESTATED

SCHEDULE A

TO THE

DISTRIBUTION AGREEMENT

BY AND BETWEEN

NORTHERN INSTITUTIONAL FUNDS

AND

NORTHERN FUNDS DISTRIBUTORS, LLC

DATED MAY 9, 2008

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios:

Bond Portfolio	International Growth Portfolio
Core Bond Portfolio	Large Cap Index Portfolio
Diversified Assets Portfolio	Liquid Assets Portfolio
Diversified Growth Portfolio	Mid Cap Growth Portfolio
Equity Index Portfolio	Municipal Portfolio
Focused Growth Portfolio	Prime Obligations Portfolio
Global Tactical Asset Allocation Portfolio	Short Bond Portfolio
(formerly, the Balanced Portfolio)	Small Company Growth Portfolio
Government Portfolio	Small Company Index Portfolio
Government Select Portfolio	Tax-Exempt Portfolio
Intermediate Bond Portfolio	U.S. Government Securities Portfolio
International Equity Index Portfolio	U.S. Treasury Index Portfolio

All signatures need not appear on the same copy of this Amended and Restated Schedule A.

NORTHERN INSTITUTIONAL FUNDS		NORTHERN FUNDS DISTRIBUTORS, LLC

By:	/s/ Lloyd A. Wennlund	By:	/s/ Bruno DiStefano
Title:	President	Title:	Vice President
Date:	May 9, 2008	Date:	May 9, 2008